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                                                                       EXHIBIT 5







                                                               February 3, 1998



Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida  33172

Dear Sirs:

                  We have acted as counsel to Lennar Corporation (the "Company") in connection with the offering from time to time by the Company of (i) its common stock, par value $.10 per share ("Common Stock"), (ii) its preferred stock (which may be issued in one or more series) ("Preferred Stock"), (iii) its depositary shares representing shares of Preferred Stock ("Depositary Shares"),
(iv) its debt securities (which may be issued in one or more series) to be issued under an Indenture (the "Indenture") dated as of December 31, 1997 between the Company and The First National Bank of Chicago and supplemental indentures executed as contemplated by the Indenture ("Debt Securities") and
(v) warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities ("Warrants") (collectively, the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants are the "Securities") at an aggregate initial offering price which will not exceed $500,000,000, which offering is the subject of a registration statement under the Securities Act of 1933, as amended (the "Registration Statement") being filed by the Company. In that capacity, we are familiar with the contemplated proceedings, corporate and other, relating to the authorization of the issuance and the sale from time to time of the Securities.

                  Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:
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Lennar Corporation                     2                       February 3, 1998


                  1. When the Board of Directors of the Company authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization that Common Stock (i) is sold for at least its par value as contemplated in the Registration Statement, or (ii) is issued on exercise of a right to convert Debt Securities or Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Common Stock will be legally issued, fully paid and non-assessable.

                  2. When the Board of Directors of the Company authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of the Company's Certificate of Incorporation relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (i) sold for at least its par value as contemplated in the Registration Statement or (ii) issued on conversion of Debt Securities or on exercise of Warrants which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be legally issued, fully paid and non-assessable.

                  3. When the Board of Directors of the Company authorizes the creation and sale of Depositary Shares representing fractional interests in shares of particular series of Preferred Stock and in accordance with that authorization those Depositary Shares are (i) sold for at least the par value of the Preferred Stock as contemplated in the Registration Statement or (ii) issued on exercise of Warrants which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of exercise) as contemplated by the Registration Statement, those Depositary Shares will be legally issued, fully paid and non-assessable.

                  4. When the Board of Directors of the Company authorizes the creation of one or more series of Debt Securities and in accordance with that authorization and with the Indenture those Debt Securities are (i) sold as contemplated in the Registration Statement or (ii) sold upon exercise of Warrants which are issued as contemplated in the Registration Statement, and the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of the Company.

                  5. When the Board of Directors of the Company authorizes the issuance of Warrants which provide for the issuance of Securities upon payment of consideration equal at least to the par value of the Securities being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those
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Lennar Corporation                     3                       February 3, 1998


Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of the Company.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Rogers & Wells